Exhibit 99.1

Kinnate Biopharma Inc. Announces Third Quarter 2022 Financial Results and Recent Corporate Updates

●	Cash, cash equivalents and investments of $262.1 million as of September 30, 2022; cash runway expected to fund operations into mid-2024

SAN FRANCISCO and SAN DIEGO, Calif. – November 10, 2022 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a clinical-stage precision oncology company, today announced financial results for the quarter ended September 30, 2022, and recent corporate updates.

“We continue to make advances with our proprietary programs, and are encouraged by what we’re seeing thus far in the ongoing dose escalation for KIN-2787 monotherapy, our pan-RAF inhibitor,” said Nima Farzan, chief executive officer, Kinnate Biopharma Inc. “We are actively investigating multiple targets as part of the Kinnate Discovery Engine and look forward to having a third program enter the clinic next year. We remain well funded to continue to innovate and progress our pipeline of novel small molecule drug candidates.”

Pipeline Updates

●
Announced an update from the ongoing dose escalation for KIN-2787 monotherapy in the global Phase 1 clinical trial, KN-8701. Detailed dose escalation data is expected in the first half of 2023. (View Release)

●	Subsequent to the KIN-2787 data release, the company anticipates disclosing its next program from the Kinnate Discovery Engine, which is expected to enter the clinic in 2023.
●
Announced that the U.S. Food and Drug Administration (FDA) granted Fast Track designation for KIN-2787 for treatment of patients with BRAF Class II or III alteration-positive and/or NRAS mutation-positive stage IIb to IV malignant melanoma that is metastatic or unresectable. (View Release)

Corporate Highlights

●	Expanded the organization to 86 full-time employees as of September 30, 2022, of which 64 were engaged in research and development activities.

Third Quarter 2022 Financial Results

●
Cash and Cash Equivalents and Investments Position: As of September 30, 2022, the total of cash and cash equivalents and investments was $262.1 million, excluding cash from its China joint venture, Kinnjiu, and is expected to fund current operations into mid-2024.

●	Research and Development Expenses: Third quarter research and development expenses for 2022 were $23.5 million, compared to $18.7 million for the same period in 2021.

●	General and Administrative Expenses: Third quarter general and administrative expenses for 2022 were $7.8 million, compared to $6.1 million for the same period in 2021.
●	Net Loss: Third quarter net loss for 2022 was $30.7 million, compared to $24.7 million for the same period in 2021.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company focused on expanding on the promise of targeted therapies for those battling cancer. The company is developing medicines for known oncogenic drivers where there are no approved targeted drugs and to overcome the limitations of marketed cancer therapies, such as non-responsiveness or acquired and intrinsic resistance. Kinnate has two lead clinical programs being studied in solid tumors with RAF, NRAS and FGFR-driven alterations, and is rapidly progressing a pipeline of additional small molecule drug candidates as part of the Kinnate Discovery Engine. The company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the potential benefits of KIN-2787; our expectations of dose escalation of KIN-2787 monotherapy and the timing of clinical data from KN-8701; the announcement of our next pipeline program, and the timing of such pipeline program entering the clinic; the sufficiency of our funding to continue to innovate and progress our pipeline; our anticipated cash runway; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “remain,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates; that our assessment that initial responses from KN-8701 are encouraging will bear out over time; that continued dose escalation in our clinical trials could increase the risk of the occurrence of adverse events; the potential for future clinical trial results to differ from initial results or from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 that we are concurrently filing with the Securities and Exchange Commission (“SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$34,502	$116,096
Cash at consolidated joint venture	26,469	33,593
Short-term investments	196,477	103,362
Prepaid expenses and other current assets	3,727	5,639
Total current assets	261,175	258,690
Property and equipment, net	3,171	956
Right-of-use lease assets	3,581	-
Long-term investments	31,097	105,449
Restricted cash	371	371
Deferred offering costs	641	641
Other non-current assets	2,097	757
Total assets	$302,133	$366,864

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$3,058	$3,148
Accrued expenses	11,319	9,239
Current portion of operating lease liabilities	966	-
Total current liabilities	15,343	12,387
Operating lease liabilities, long-term	3,449	-
Total liabilities	18,792	12,387
Redeemable convertible noncontrolling interests	35,000	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at
September 30, 2022 and December 31, 2021; 0 shares outstanding at
September 30, 2022 and December 31, 2021	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at
September 30, 2022 and December 31, 2021; 44,164,683 and 43,855,944 shares issued
and outstanding at September 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	478,696	463,089
Accumulated other comprehensive loss	(2,559)	(524)
Accumulated deficit	(227,800)	(143,092)
Total stockholders’ equity	248,341	319,477
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$302,133	$366,864

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$23,548	$18,729	$62,962	$47,637
General and administrative	7,824	6,073	22,875	16,215
Total operating expenses	31,372	24,802	85,837	63,852
Loss from operations	(31,372)	(24,802)	(85,837)	(63,852)
Other income, net	635	100	1,129	248
Net loss	(30,737)	(24,702)	(84,708)	(63,604)
Net loss attributable to redeemable convertible noncontrolling interests	-	-	-	-
Net loss attributable to Kinnate	$(30,737)	$(24,702)	$(84,708)	$(63,604)

Weighted-average shares outstanding, basic and diluted	44,151,034	43,663,985	44,013,097	43,559,787
Net loss per share, basic and diluted	$(0.70)	$(0.57)	$(1.92)	$(1.46)

Comprehensive loss:
Net loss	$(30,737)	$(24,702)	$(84,708)	$(63,604)
Other comprehensive loss:
Unrealized gain (loss) on investments	178	38	(2,035)	(27)
Total comprehensive loss	(30,559)	(24,664)	(86,743)	(63,631)
Comprehensive loss attributable to redeemable convertible noncontrolling interests	-	-	-	-
Comprehensive loss attributable to Kinnate	$(30,559)	$(24,664)	$(86,743)	$(63,631)